UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 5, 2012

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

InfoSpace, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2012, InfoSpace, Inc. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation that amends Article 1 to change the Company’s name to “Blucora, Inc.” and amends Article 4 to eliminate the old common stock from the Company’s authorized capital stock. These amendments were approved by the Company’s stockholders at the Company’s 2012 annual meeting of stockholders. Descriptions of the amendments were included in the Company’s proxy statement filed on April 25, 2012. The Certificate of Amendment is filed as Exhibit 3.1 to this report.

Item 7.01	Regulation FD Disclosure

Effective June 5, 2012, InfoSpace, Inc. changed its name to Blucora, Inc. In connection with this name change, the Company’s NASDAQ ticker symbol has changed from “INSP” to “BCOR” and its CUSIP has changed from “45678T300” to “095229100”. On June 7, 2012, the Company issued a press release announcing the name change and related matters. A copy of that press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of the State of Delaware on June 5, 2012.

99.1	Press release issued June 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012

BLUCORA, INC.

By: /s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of the State of Delaware on June 5, 2012.

EX-99.1	Press release issued June 7, 2012.